SCHEDULE 14(A)
(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.      )
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FORRESTER RESEARCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
George F. Colony
Chairman of the Board
and Chief Executive Officer
April 5, 2005
To Our Stockholders:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 10, 2005, at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m. (local time).
      On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the proxy statement, please promptly mark, sign, date and return the enclosed proxy card to ensure that your shares will be represented.
      We hope that many of you will be able to attend in person. I look forward to seeing you there.

Sincerely yours,

George F. Colony
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2005
PROXY STATEMENT

Forrester Research, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2005
       Notice is hereby given that the 2005 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 10, 2005 for the following purposes:

1.	To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders;

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice.
      Stockholders of record at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from April 30, 2005 to the date of the meeting at our offices, located at 400 Technology Square, Cambridge, Massachusetts 02139.
      If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Gail S. Mann, Esq.
Secretary
Cambridge, Massachusetts
April 5, 2005
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE
SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

FORRESTER RESEARCH, INC.
Annual Meeting of Stockholders
May 10, 2005
PROXY STATEMENT
      The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting the enclosed proxy card from our stockholders. The proxy will be used at our 2005 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. (local time) on Tuesday, May 10, 2005 at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts. This proxy statement was first mailed to stockholders on or about April 6, 2005.
      This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposal upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures.
      We use several abbreviations in this proxy statement. We call our Board of Directors the “Board” and refer to our fiscal year which began on January 1, 2004 and ended on December 31, 2004 as “fiscal 2004.”
Who May Attend and Vote?
      Stockholders who owned our common stock at the close of business on April 1, 2005 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had 21,374,360 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.
How Do I Vote?
      If you are a stockholder of record of our common stock, you may vote:

•	In person. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

•	By Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
      By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted “FOR” the election of the nominees for director.
What Does the Board of Directors Recommend?
      The Board recommends that you vote FOR:

•	the election of the nominees for Class I directors identified in Proposal One.
If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors.
What Vote is Required for Each Proposal?
      A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of the Class I directors at the meeting who receive the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominees recommended by the Board will have no effect on the outcome. Brokers who hold shares for customers will have discretion to vote their shares without instructions from the beneficial owner, and thus, there will be no broker non-votes.
How Do I Vote if My Shares Are Held in Street Name?
      If you hold shares in “street name” (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee will provide you with separate voting instructions on the form you receive from them. If you hold shares in “street name” and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy card from that person and bring it to the annual meeting.
May I Change My Vote After I Return My Proxy Card?
      Yes. If you are a stockholder of record, you may revoke a proxy any time before it is voted by:

•	returning to us a newly signed proxy card bearing a later date;

•	delivering a written instrument to our Secretary revoking the proxy card; or

•	attending the annual meeting and voting in person.
      If you hold shares in “street name”, you should follow the procedure in the instructions that your nominee has provided to you.
Who Will Bear the Cost of Proxy Solicitation?
      We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
How Can I Obtain an Annual Report on Form 10-K?
      Our annual report is available on our website at www.forrester.com. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, we will send you one without charge. Please contact the Director, Investor Relations, Forrester Research, Inc., 400 Technology Square, Cambridge, MA 02139, Tel: (617) 613-6234.

PROPOSAL ONE:
ELECTION OF DIRECTORS
      Our Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. George F. Colony and Michael H. Welles are the Class I directors whose terms expire at this annual meeting. The Board of Directors has nominated them to serve as Class I directors until the 2008 annual meeting.
      The proxies intend to vote each share for which a proper proxy card has been returned and not revoked in favor of the Class I directors named above. If you wish to withhold the authority to vote for the election of either of the nominees, your returned proxy card must be marked to that effect.
      It is expected that Messrs. Colony and Welles will be able to serve, but if either of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.
      NOMINEES FOR CLASS I DIRECTORS — TERM EXPIRING 2008
      George F. Colony, age 51, a Class I director, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester’s President since September 2001, and he previously was Forrester’s President from 1983 to 2000.
      Michael H. Welles, age 50, a Class I director, became a director of Forrester in November 1996. Mr. Welles is chief operating officer and a founder of S2 Security Corporation, an IP-based facility security systems start-up. Prior to 2003, he served as vice president and general manager of the platforms business with NMS Communications, an OEM infrastructure supplier to the telecom industry, from 2000 to 2002.
      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
THE NOMINEES NAMED ABOVE.
      CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2007
      Henk W. Broeders, age 52, a Class II director, became a director of Forrester in May 1998. Since October 2003, Mr. Broeders has been a member of the Executive Committee of Cap Gemini S.A., a global management consulting firm headquartered in Paris, France operating under the name Cap Gemini Ernst & Young. From 1998 to 2003, Mr. Broeders served as Chairman of the Executive Board of Cap Gemini N.V., a subsidiary of Cap Gemini S.A. located in the Netherlands. Mr. Broeders is also a director of BWise B.V., a software company in the Netherlands focusing on Sarbanes-Oxley compliance software, and of Jaarbeurs (Holding) B.V., a Dutch company in the business of managing a large exhibition and trade fair center.
      George R. Hornig, age 50, a Class II director, became a director of Forrester in November 1996. Mr. Hornig has been a managing director and chief operating officer of the Alternative Capital Division at Credit Suisse First Boston, an investment banking firm, since 1999. He is also a director of Unity Mutual Life Insurance Company, Pacific Fiber Company, L.P., Office Tiger LLC, and Ascent Assurance, Inc.
      CLASS III DIRECTOR CONTINUING IN OFFICE UNTIL 2006
      Robert M. Galford, age 52, a Class III director, became a director of Forrester in November 1996. Mr. Galford has been a managing partner of the Center for Executive Development, an executive education provider, in Boston, since April 2001. From 1999 to 2001, he was the executive vice president and chief people officer at Digitas, Inc., a technology and marketing services firm.
Corporate Governance
      We believe that good corporate governance is important to ensure that Forrester is managed for the long-term benefit of its stockholders. Based on our continuing review of the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, Inc., our Board of Directors has adopted Corporate Governance Guidelines, an amended and restated charter for the Audit Committee of the Board of Directors, and a charter for the Compensation and

Nominating Committee of the Board. We also have a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. You can access our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our current committee charters on our website, at www.forrester.com.
Information With Respect to Board of Directors

Board Meetings and Committees
      Our Board of Directors has determined that each of the directors, with the exception of Mr. Colony, our Chairman and Chief Executive Officer, is independent under applicable NASDAQ standards as currently in effect.
      Our Board of Directors held seven meetings during fiscal 2004. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he is a member. Forrester does not require directors to attend the annual meeting of stockholders, but all directors are encouraged to do so. Other than Mr. Colony, who presided at the meeting, and Mr. Galford, our directors did not attend the 2004 annual meeting of stockholders. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation and Nominating Committee, whose members consist solely of independent directors.
      Our Audit Committee consists of three members: George R. Hornig, Chairman, Henk W. Broeders, and Michael H. Welles. The Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and all of the members of the Audit Committee satisfy the financial literacy standards of NASDAQ. The Audit Committee held seven meetings during fiscal 2004. The responsibilities of our Audit Committee and its activities during fiscal 2004 are described in the committee’s amended and restated charter and in the Report of the Audit Committee contained in this proxy statement at page 12.
      Our Compensation and Nominating Committee consists of two members: Robert M. Galford and Michael H. Welles. The Compensation and Nominating Committee held four meetings during fiscal 2004. The Compensation and Nominating Committee has authority, as specified in the committee’s charter, to, among other things, evaluate, and approve the compensation of, our Chief Executive Officer, review and approve the compensation of our other executive officers, administer our stock plans, and oversee the development of executive succession plans for the CEO and other executive officers. The committee also has the authority to identify and recommend to the Board qualified candidates for director. See the “Report of the Compensation and Nominating Committee of the Board of Directors” on page 10 for more information about the committee’s activities with respect to executive compensation.

Director Candidates
      As noted above, the Compensation and Nominating Committee has responsibility for recommending nominees for election as directors of Forrester. Our stockholders may recommend individuals for this committee to consider as potential director candidates by submitting their names and background to the “Forrester Research Compensation and Nominating Committee”, c/o Chief Legal Officer and Secretary, 400 Technology Square, Cambridge, MA 02139. The Compensation and Nominating Committee will consider a recommended candidate for the next annual meeting of stockholders only if biographical information and background material is provided no later than the date specified below under “Stockholder Proposals” for receipt of stockholder proposals.
      The process that the Compensation and Nominating Committee will follow to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Compensation and Nominating Committee. Assuming that biographical and background material is provided for candidates recommended by the stockholders, the

Compensation and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.
      In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Compensation and Nominating Committee will apply the criteria set forth in the committee’s charter and in the Corporate Governance Guidelines. These criteria include, among others, the candidate’s integrity, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Compensation and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, in addition to providing certain information about the nominee and the nominating stockholder, the stockholder must give timely notice to Forrester, which, in general, requires that the notice be received by us no less than 60 nor more than 90 days prior to the applicable annual meeting of stockholders. In accordance with our by-laws, the 2006 Annual Meeting will be held on May 9, 2006.

Communications from Stockholders
      The Board will give appropriate attention to communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Compensation and Nominating Committee, with the assistance of the Chief Legal Officer, will be primarily responsible for monitoring communications from stockholders and will provide copies of summaries of such communications to the other directors as he or she considers appropriate.
      Stockholders who wish to send communications on any topic to the Board should address such communications to the Forrester Research Compensation and Nominating Committee, c/o Chief Legal Officer and Secretary, Forrester Research, Inc., 400 Technology Square, Cambridge, MA 02139.

Compensation Committee Interlocks and Insider Participation
      The Compensation and Nominating Committee consists of Messrs. Galford and Welles, neither of whom is or has been an executive officer or employee of Forrester. None of our executive officers serves as a member of the compensation committee (or of any committee performing an equivalent function, or if none, the board of directors), of any entity in which any of our directors serves as an executive officer.

Director Compensation

Cash Compensation
      Our non-employee directors receive an annual retainer of $10,000, payable quarterly in arrears, and members of the Audit Committee receive $1,500 for each meeting they attend, with the Chairman of the Audit Committee receiving an additional $5,000 per year. Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

Amended and Restated 1996 Stock Option Plan for Non-Employee Directors
      Under the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors, following each annual meeting of stockholders, each non-employee director receives an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value on that date. These options vest in four equal annual installments. After last year’s annual meeting, our four non-employee directors each received an option to purchase 12,500 shares of our common stock at an exercise price of $17.60 per share. Each newly elected, non-employee director will receive an option to purchase 6,000 shares of our common stock at an exercise price equal to the fair market value on the date he or she is first elected as a director. These options also vest in four equal annual installments.

      The Compensation and Nominating Committee of the Board of Directors also has the authority under the plan to grant stock options to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. No such awards have been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table and notes provide information about the beneficial ownership of our outstanding common stock as of March 16, 2005 by:

(i) each person who we know beneficially owns more than 5% of our common stock;

(ii) each of the executive officers named below in the Summary Compensation Table;

(iii) each member of our Board of Directors; and

(iv) our directors and executive officers as a group.
      Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

	Common Stock Beneficially Owned(1)

		Shares Subject to	Percentage of
	Shares	Exercisable	Outstanding
Name of Beneficial Owner	Owned	Options(1)	Shares

George F. Colony, c/o Forrester Research, Inc.,	7,985,876		37.4%
400 Technology Square, Cambridge, MA, 02139(2)
Royce & Associates, LLC(3)	2,062,600		9.4%
1414 Avenue of the Americas New York, N.Y. 10019
Cramer Rosenthal McGlynn, LLC(4)	1,170,950		5.4%
520 Madison Avenue New York, N.Y. 10022
Neil Bradford	61,666	120,916	*
Robert W. Davidson		62,000	*
Brian E. Kardon	1,310	28,500	*
Timothy M. Riley		82,890	*
Henk W. Broeders		49,084	*
Robert M. Galford(5)	2,400	55,250	*
George R. Hornig		46,417	*
Michael H. Welles		75,750	*
Directors and executive officers as a group (14 persons)	8,056,273	588,142	39.4%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to exercisable options include options that are currently exercisable or exercisable within 60 days of March 16, 2005.

(2)	Includes (a) 1,580 shares held by Mr. Colony’s wife as to which Mr. Colony disclaims beneficial ownership, and (b) 70,500 shares that are subject to options Mr. Colony granted to one employee.

(3)	Beneficial ownership as of December 31, 2004, as reported in a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2005.

(4)	Beneficial ownership as of December 31, 2004, as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. The beneficial owner has sole voting power with respect to 522,500 shares and shared voting power with respect to 596,100 shares, and sole dispositive power with respect to 563,250 shares and shared dispositive power with respect to 607,700 shares.

(5)	The 2,400 shares are held in trust for Mr. Galford’s children, and Mr. Galford disclaims beneficial ownership of these shares.
*     Less than 1%.

EXECUTIVE COMPENSATION
Compensation of Executive Officers
      The following table shows the compensation paid or awarded for the three fiscal years ended December 31, 2004, 2003, and 2002 to our Chief Executive Officer and each of our four most highly compensated executives as of December 31, 2004. We refer to these officers as the “named executive officers”.
Summary Compensation Table

				Long-Term Compensation

		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(3)

George F. Colony	2004	$287,500	$90,000	—	$4,060
Chairman of the Board and	2003	$250,000	$160,333	—	$2,600
Chief Executive Officer	2002	$241,667	$82,614	—	$2,437

Neil Bradford	2004	$242,500	$85,295	30,000	$6,500
President, Americas	2003	$208,333	$111,291	58,000	$2,836
	2002	$200,000	$40,850	25,000	$1,754

Robert W. Davidson, President EMEA(2)	2004	$246,345	$84,133	30,000	$35,909
	2003	$224,845	$93,970	27,000	$12,863
	2002	$212,389	$32,553	25,000	$11,945

Brian E. Kardon	2004	$208,500	$61,222	20,000	$6,500
Chief Marketing and Strategy Officer	2003	$202,000	$112,970	41,000	$6,000
	2002	N/A	N/A	N/A	N/A

Timothy M. Riley	2004	$218,400	$50,560	15,000	$6,500
Chief People Officer	2003	$212,100	$105,164	26,000	$6,000
	2002	$206,500	$46,784	20,000	$5,500

(1)	No named executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his salary and bonus.

(2)	Foreign currencies are translated into U.S. dollars based on the average exchange rates during the reported fiscal period.

(3)	With the exception of Mr. Davidson, includes our contributions to each of the named executive officer’s 401(K) plans. For Mr. Davidson, includes our contributions to pension plans maintained outside of the United States.

Options Granted and Options Exercised in the Last Fiscal Year
      The following tables set forth certain information about stock options granted to, exercised by, and held by the named executive officers during fiscal 2004.
Option Grants in Last Fiscal Year

					Potential
					Realizable Value
		% of Total			at Annual Rates
	Number of	Options			of Stock Price
	Securities	Granted to			Appreciation for
	Underlying	Employees	Exercise		Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year	($/Share)(1)	Date	5% ($)	10% ($)

George F. Colony	—	—	—	—	—	—
Neil Bradford	30,000	2.5%	$18.42	03/30/14	$347,163	$879,939
Robert W. Davidson	30,000	2.5%	$18.42	03/30/14	$347,163	$879,939
Brian E. Kardon	20,000	1.6%	$18.42	03/30/14	$231,442	$586,626
Timothy M. Riley	15,000	1.2%	$18.42	03/30/14	$173,581	$439,969

(1)	The exercise price of the options granted is equal to the fair market value of our common stock on the date of grant. The option becomes exercisable in four equal installments on the first, second, third, and fourth anniversaries from the date of grant, and becomes exercisable in full upon a change of control.

(2)	The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the holder’s continued employment through the option period, and the date on which the options are exercised.
Aggregated Option Exercises in 2004 and
Fiscal Year-end Option Values

			Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Fiscal		at Fiscal
	Shares		Year-End (#):		Year-End ($)(1):
	Acquired on	Value
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

George F. Colony	1,446	$8,553	0	300	—	0
Neil Bradford	0	0	99,666	80,300	$91,825	$137,975
Robert W. Davidson	0	0	43,230	63,750	$64,800	$68,900
Brian E. Kardon	0	0	14,750	46,250	$45,000	$63,000
Timothy M. Riley	0	0	69,140	50,800	$326,986	$127,250

(1)	Based upon the market price of $17.94 per share, which was the closing price per share of our common stock on the Nasdaq National Market on the last trading day of fiscal 2004, less the option exercise price per share.

(2)	Represents the difference between the fair market value of the shares on the date of exercise and the exercise price.

Equity Compensation Plan Information
      The following table provides information as of December 31, 2004, the last day of fiscal 2004, about our equity compensation plans that were in effect during fiscal 2004.

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to Be Issued upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders(1)	5,109,000	$18.98	2,873,891	(2)

Total	5,109,000	$18.98	2,873,891

(1)	The approved plans are Forrester’s 1996 Amended and Restated Equity Incentive Plan (the “1996 Plan”), 1996 Amended and Restated Stock Option Plan for Non-Employee Directors, and 1996 Employee Stock Purchase Plan, as amended.

(2)	Of these shares available for issuance, all those available under the 1996 Plan may be issued as restricted stock. We have never awarded any shares of restricted stock under the 1996 Plan.
Report of the Compensation and Nominating Committee of the Board of Directors
      The Compensation and Nominating Committee is responsible, among other things, for reviewing the compensation of Forrester’s directors, the chief executive officer and other executive officers, and administering Forrester’s stock plans. The members of the committee are Messrs. Galford and Welles, both of whom are independent directors under the applicable standards of the NASDAQ Stock Market, and neither of whom is or ever has been an executive officer or employee of Forrester.
      Forrester’s culture emphasizes certain key values — including client service, quality, and creativity — that it believes are critical to its continued growth. To encourage achievement of these key values, Forrester places great emphasis on individual excellence, and employees at all levels, as well as executive officers, are encouraged to take initiative and lead individual projects that enhance Forrester’s effectiveness. Forrester’s compensation philosophy bases cash compensation on individual achievement, teamwork, and Forrester’s short-term performance. This philosophy seeks to align employees’ incentives with Forrester’s objective of enhancing stockholder value over the longer term through long-term incentives, which historically have been principally in the form of stock options vesting over time. Compensation packages are also designed to be competitive with other companies in the industry so that Forrester can continue to attract, retain, and motivate key employees who are critical to the long-term success of Forrester.
      Compensation for Forrester’s executive officers in 2004 consisted of three principal components: base salary, cash bonuses, and stock options.
      Base Salary. Base salaries of executive officers were determined by evaluating the responsibilities of the position, the experience and performance of the individual, and formal and informal industry comparisons.
      Cash Bonuses. Cash bonuses were determined based upon performance against individual and team goals and were funded based on Forrester’s overall performance against key business objectives.
      Stock Options. The principal equity component of executive compensation historically has been in the form of stock options granted under Forrester’s equity incentive plan. Stock options generally will be granted when an executive joins Forrester, with additional options granted from time to time for promotions and performance. The Compensation and Nominating Committee believes that stock option participation helps to motivate and retain executives and also aligns management’s incentives with long-term stock price appreciation. In determining the size of awards for 2004, the Compensation and Nominating Committee considered formal and informal surveys of companies in similar businesses, recognizing that equity compensation is a key retention incentive in a company, like Forrester, that relies heavily on the quality of its executives and analysts.
      Stock options granted to executive officers previous to 2005 generally vest ratably over four years, assuming the executive officer remains employed by Forrester. In March 2005, the Committee changed this practice to better align management’s objectives with shareholders’ interests by granting stock options subject to a performance condition linked directly to Forrester’s financial performance. The Committee authorized the grant of stock options to executive officers subject to a risk of forfeiture if Forrester does not achieve earnings per share (“EPS”) targets established by the Committee for fiscal 2005. If the EPS target is met, the options vest in annual increments over either two or three years from the date of grant, depending on the level of EPS achieved.
      Mr. Colony’s compensation package in 2004 as Chief Executive Officer consisted of base salary, cash bonus, and the same executive and employee benefit programs as those in which other executives participate. In deciding the size of Mr. Colony’s cash bonus target relative to his total cash compensation, the committee considered Forrester’s performance, including revenues, operating income, bookings, and agreement value, although no single factor was more important than any other in determining Mr. Colony’s cash bonus target or overall compensation. Mr. Colony’s cash bonus was funded based on Forrester’s overall performance against key business objectives. Given Mr. Colony’s significant ownership of Forrester common stock, the committee did not grant stock options to Mr. Colony in 2004.
      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based. To the extent consistent with its performance goals, it is Forrester’s policy to structure compensation arrangements with its executive officers to preserve the deductibility of that compensation in light of Section 162(m).

Robert M. Galford
Michael H. Welles

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Board of Directors has appointed an Audit Committee composed of three non-employee directors: Messrs. Hornig (Chairman), Broeders, and Welles. Each of the members of the Audit Committee is “independent” as defined under the NASDAQ Stock Market listing standards. The Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and the members of the Audit Committee satisfy the NASDAQ financial literacy standards.
      The Audit Committee is responsible for providing independent oversight of Forrester’s accounting functions and internal controls. The Audit Committee oversees Forrester’s financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside of the presence of management, with the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews its performance and reviews the independent public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board of Directors.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester’s audited financial statements for the fiscal year ended December 31, 2004 with Forrester’s management and with BDO Seidman, LLP, Forrester’s independent registered public accounting firm. The Audit Committee also discussed with BDO Seidman, LLP the matters required by Statement of Auditing Standards No. 61, as amended (Communications with Audit Committees). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Forrester’s accounting principles, and such other matters as are required under the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee also received the written disclosures and letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of BDO Seidman, LLP with that firm.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

George R. Hornig, Chairman
Henk W. Broeders
Michael H. Welles

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total return on our common stock to the cumulative total return on the NASDAQ Stock Market Index of U.S. Companies and the Russell 2000 index for the period commencing December 31, 1999 and ending on December 31, 2004. The chart data assumes in each case that $100 was invested on December 31, 1999 and that all dividends were reinvested. The stock performance graph is not necessarily indicative of future stock performance.
Comparison of Cumulative Total Returns

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

Forrester Research	$100.00	$145.37	$58.48	$45.21	$51.54	$52.09
Nasdaq Stock Market (US Companies)	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Russell 2000	$100.00	$95.80	$96.78	$75.90	$110.33	$129.09
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors, and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during fiscal 2004.
Certain Relationships and Related Transactions
      Registration Rights and Non-Competition Agreement. At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony’s employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      BDO Seidman, LLP audited our financial statements for the fiscal year ended December 31, 2004. We expect that representatives of BDO Seidman, LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. The Audit Committee of our Board of Directors has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
Replacement of Independent Registered Public Accounting Firm in 2004
      On April 7, 2004, our Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm. On that date, our Audit Committee selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2004.
      Deloitte’s reports on our consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s reports contained explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No 142, “Goodwill and other Intangible Assets” and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations. During the years ended December 31, 2003 and December 31, 2002, and through April 7, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      Forrester provided Deloitte with a copy of the foregoing disclosures. A letter from Deloitte dated April 9, 2004 and addressed to the Securities and Exchange Commission (the “SEC”) is included as Exhibit 16.1 to our Current Report on Form 8-K/ A filed with the SEC on April 9, 2004 and states that Deloitte agrees with such disclosure.
      During the year ended December 31, 2003 and December 31, 2002, and through April 7, 2004, we did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Independent Auditors’ Fees and Other Matters
      The following table presents the aggregate fees billed for services rendered by BDO Seidman, LLP and its affiliates for the fiscal year ended December 31, 2004, and by Deloitte & Touche LLP, the member firms of

Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal year ended December 31, 2003 and through April 7, 2004.

	Fiscal 2004	Fiscal 2003

Audit Fees	$343,269	$205,000
Audit-Related Fees	2,500	5,000
Tax Fees	4,274	—
All Other Fees	—	—
Total Fees	$350,043	$210,000

Audit Fees
      These are fees related to professional services rendered in connection with the audits of our annual financial statements, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards. For fiscal 2004, audit fees also include fees for the audit of our internal controls over our financial reporting.

Audit Related Fees
      These fees are for consultations regarding accounting matters not related to financial reporting.

Tax Fees
      These are fees billed for professional services related to tax compliance and tax consulting services.

Audit Committee’s Pre-Approval Policy and Procedures
      During 2003, the Audit Committee of our Board of Directors adopted a policy for the pre-approval of audit and permissible non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or by the Chairman pursuant to delegated authority. At each regularly scheduled meeting of the Audit Committee, management or a representative of the independent registered public accounting firm must report to the Audit Committee summarizing the services provided by the independent firm, including the fees charged for the services, listing newly pre-approved services since the last regularly scheduled meeting, and an updated projection for the current year of the estimated annual fees to be paid to the independent registered public accounting firm for all pre-approved audit and permissible non-audit services.
STOCKHOLDER PROPOSALS
      Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2006 must be received by December 9, 2005, to be considered for inclusion in our proxy materials for that meeting.
      Stockholders who wish to make a proposal at the 2006 annual meeting, other than proposals included in our proxy materials, must notify us between February 4, 2006 and March 6, 2006. If the stockholder does not notify us by March 6, 2006, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting.
OTHER BUSINESS
      The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.
FORM 10-K
      A copy of our annual report on Form 10-K filed with the Securities and Exchange Commission has been mailed with this proxy statement and is available to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 400 Technology Square, Cambridge, Massachusetts 02139.

FORRESTER RESEARCH, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZFRR51

☒	Please mark votes as in this example.	#FRR

1.	To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders:

NOMINEES: (01) George F. Colony and (02) Michael H. Welles

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐

For all nominees except as noted above

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name appears hereon. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DETACH HERE	ZFRR52

PROXY

FORRESTER RESEARCH, INC.

Proxy Solicited on Behalf of the Board of Directors of
the Company for an Annual Meeting, May 10, 2005

     The undersigned appoints George F. Colony and Gail S. Mann, Esq., and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 at 10:00 a.m. on Tuesday, May 10, 2005, or any adjournments thereof, for the following purposes set forth on the reverse side.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, the proxy will be voted FOR the election of the directors.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE